                                                                  EXHIBIT 10.115


                               AMENDMENT TO LEASES

         This AMENDMENT TO LEASES (the "Amendment") is entered into and effective as of the 30th day of November, 1998, by and among LTC PROPERTIES, INC., a Maryland corporation ("LTC"), KANSAS-LTC CORPORATION (formerly known as Coronado Corporation), a Delaware corporation ("Kansas-LTC"), AND TEXAS-LTC LIMITED PARTNERSHIP, a Texas limited partnership ("Texas-LTC"), (LTC, Kansas-LTC and Texas-LTC are sometimes hereinafter individually and collectively referred to as "Lessor"), on the one hand, and ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation ("ALS"), and STERLING HOUSE CORPORATION, a Kansas corporation ("SHC"), (ALS and SHC are sometimes hereinafter individually and collectively referred to as "Lessee"), on the other hand.

                                    RECITALS

         A. Lessor and Lessee have heretofore entered into those certain leases demising those certain real properties improved with assisted living facilities in the locations and as otherwise described on the Schedule of Leases attached hereto as EXHIBIT "A" and incorporated herein by this reference (each individually a "Lease" and collectively, the "Leases").

         B. Concurrently herewith, Lessor and Lessee are entering into those certain Assignment and Assumptions of approximately even date herewith, whereby SHC is assigning to ALS all of SHC's right, title, interest and estate under the Leases described in Items 17, 18, 19, 20, 21, 22, 26, 28 and 29 of EXHIBIT "A" attached hereto (the "Assumed Leases"), and ALS is assuming the obligations and liabilities of SHC under the Assumed Leases.

         C. Lessor and Lessee desire to amend all of the Leases as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

         1. LESSOR MAY GRANT LIENS. The Leases are hereby amended to delete in its entirety Article XXXII containing Paragraphs 32.1, 32.2 and 32.3, and to replace it with the following:

                                 "ARTICLE XXXII

               32.1 LESSOR MAY GRANT LIENS. Without the consent of Lessee, but subject to the terms and conditions set forth below in this Paragraph 32.1,

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Lessor may, from time-to-time, directly or indirectly, create or otherwise cause to exist any lien or encumbrance or any other change of title ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing or other-wise. Provided that Lessee receives the non-disturbance agreement described below, this Lease is and at all times shall be subject and subordinate to any such Encumbrance which may now or hereafter affect the Leased Property and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instruments of subordination shall be required; provided, however that, at any time from time to time, within ten (10) days after the request by Lessor or any holder of any Encumbrance, Lessee shall execute an agreement to the effect that this Lease shall be subject and subordinate to the lien of any such new Encumbrance on the Leased Property, and that in the event of any default or foreclosure under such Encumbrance, Lessee shall attorn to the holder of such lien, and as otherwise requested by Lessor; provided further, however, that the subjection and subordination of this Lease and Lessee's leasehold interest hereunder to any Encumbrance hereafter imposed by Lessor shall be conditioned upon the execution by the holder of such Encumbrance and delivery to Lessee of a commercially reasonable non-disturbance agreement specifying, among other things, that (a) so long as Lessee is not in default and no event has occurred which with the passage of time or the giving of notice or both would constitute a default under this Lease, in the event of any foreclosure, judicial sale or deed in lieu of foreclosure, Lessee's rights and leasehold estate hereunder shall not be disturbed by the holder of such Encumbrance, its successors or assigns or any successful bidder; and (b) notwithstanding such subordination, so long as Lessor is not in default and no event has occurred which with the passage of time or the giving of notice or both would constitute a default under such Encumbrance, the holder of such Encumbrance will recognize the rights of the parties under the terms of this Lease with respect to the disposition of insurance payments and condemnation proceeds in the event of any casualty or condemnation.

               32.2 ATTORNMENT. If Lessor's interest in the Leased Property is sold or conveyed upon the exercise of any remedy provided for in any Encumbrance, or otherwise by operation of law: (i) at the new owner's option, Lessee shall attorn to and recognize the new owner as Lessee's lessor under this Lease, in which case this Lease shall automatically become a new lease between Lessee and the new owner upon all of the terms and conditions hereof, or enter into a new lease in the exact form and substance of this Lease with the new owner, and Lessee shall take such actions to confirm the foregoing within ten
(10) Business Days after request; and (ii) the new owner (other than any new owner or other entity which is an Affiliate of Lessor) (provided that LTC Healthcare, Inc. and its subsidiaries and affiliates shall not be deemed an Affiliate of Lessor) shall not be (a) liable for any act or omission of Lessor under

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this Lease occurring prior to such sale or conveyance, or (b) subject to any offset, abatement or reduction of rent because of any default of Lessor under this Lease occurring prior to such sale or conveyance.

               32.3 LESSEE'S RIGHT TO CURE. Subject to the provisions of Paragraph 32.4, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to any other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand, but may not be offset by Lessee against payments of Rent hereunder.

               32.4 BREACH BY LESSOR. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed, and such failure shall continue for a period of thirty (30) days after Notice thereof from Lessee unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within said thirty (30) day period, proceeds promptly, continuously and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay."

         2. EVENT OF DEFAULT; CHANGE IN CONTROL. The Leases are hereby amended by adding the following subparagraph (m) in Paragraph 16.1 as an "Event of Default" under each of the Leases:

               "(m) any Change in Control (as defined below) of Lessee following the Commencement Date of this Lease. As used in this Paragraph 16.1(m), the term "Change of Control" shall mean any change (voluntary or involuntary, by operation of law or otherwise) in the Person or Persons (as defined below) which ultimately exert effective control over the management of the affairs of Lessee (a "Controlling Entity") as of the date hereof. A Change of Control shall specifically include, but not be limited to, any of the occurrences described in subparagraphs (i) through (iii) below in this Paragraph 16.1(m).

                  Notwithstanding anything to the contrary set forth in this Paragraph 16.1(m), any Change of Control which either (a) has been previously agreed to in writing by Lessor, or (b) constitutes a Permitted Transaction (as defined below), shall not constitute an Event of Default under this Lease. For the purpose of this

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Paragraph 16.1(m), the term "Permitted Transaction" shall mean any transaction, whether by operation of law or otherwise, resulting in a Change in Control in which, immediately following such Change in Control, the Person or Persons which ultimately exert effective control over the management of the affairs of Lessee and/or Lessee's Controlling Entity (such Person or Persons, the "Successor Person") meet both of the following tests: (A) such Successor Person or Persons has or have an audited consolidated tangible net worth, determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), equal to or greater than One Hundred Fifty Million and No/100 Dollars ($150,000,000.00), and (B) such Successor Person or Persons then has or have issued and outstanding securities which are publicly traded on the New York Stock Exchange ("NYSE"), the American Stock Exchange ("AMEX"), or the NASDAQ-National Markets System ("NASDAQ"). From and after the occurrence of a Permitted Transaction, the failure by the Successor Person or Persons to (AA) maintain an audited consolidated tangible net worth, determined in accordance with GAAP, equal to or greater than One Hundred Fifty Million and No/100 Dollars ($150,000,000.00), and (BB) continue to have issued and outstanding securities which are publicly traded on the NYSE, the AMEX, or the NASDAQ, shall constitute an Event of Default.

         For purposes of this Paragraph 16.1(m), a Change of Control shall include, but not be limited to, any of the following occurrences:

                    (i) any Person (defined below) is or becomes the Beneficial Owner (defined below), directly or indirectly, of securities of Lessee and/or Lessee's Controlling Entity, whether by operation of law or otherwise, representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of Lessee and/or its Controlling Entity (whereupon such Person shall be deemed a Successor Person hereunder); or

                    (ii) the stockholders of Lessee or its Controlling Entity approve a merger or consolidation of Lessee or its Controlling Entity (as applicable) with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of Lessee or its Controlling Entity (as applicable) which are outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Lessee or its Controlling Entity or such surviving entity immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Lessee or its Controlling Entity (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the then outstanding securities of Lessee and/or its Controlling Entity shall not constitute a Change in Control; or

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                    (iii)     the stockholders of Lessee or its Controlling
Entity approve a plan of complete liquidation of Lessee or its Controlling Entity (as applicable) or an agreement for the sale or disposition by Lessee or its Controlling Entity of all or substantially all of the assets of Lessee or its Controlling Entity.

               For purposes of this Paragraph 16.1(m), the term "Person" shall have the meaning ascribed thereto in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the term "Beneficial Owner" shall have the meaning ascribed thereto in Rule 13d-3 of the Exchange Act."

         3. FURTHER ASSURANCES. Lessee agrees to execute and deliver such other instruments as may be requested by Lessor from time to time to effect and confirm the transactions described herein and contemplated hereby, including without limitation, individual amendments to each of the individual Leases.

         4. MISCELLANEOUS. The Leases, each as amended by this Amendment, shall otherwise remain unchanged and in full force and effect. This Amendment may be executed in one or more counterparts, which shall together constitute one and the same instrument. Facsimile signatures shall have the same binding effect as originals.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

         "LESSOR"                   LTC PROPERTIES, INC.,
                                    a Maryland corporation


                                    By: /s/ Pamela Privett
                                        ---------------------------------------
                                    Its: Senior VP and General Counsel
                                        ---------------------------------------

                                    TEXAS-LTC LIMITED PARTNERSHIP,
                                    a Texas limited partnership

                                    By: L-Tex GP, Inc.,
                                        a Delaware corporation,
                                        Its General Partner

                                        By: /s/ Pamela Privett
                                            -----------------------------------


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                                    Its: Senior VP and General Counsel
                                        ---------------------------------------

                                    KANSAS-LTC CORPORATION,
                                    a Delaware corporation (formerly known as Coronado Corporation)


                                    By: /s/ Pamela Privett
                                        ---------------------------------------

                                    Its: Senior VP and General Counsel
                                        ---------------------------------------

                       [signatures continued on next page]

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                    [signatures continued from previous page]


         "LESSEE"                   ALTERNATIVE LIVING SERVICES, INC.,
                                    A DELAWARE CORPORATION



                                    By:  /s/ Mark W. Ohlendorf
                                       -------------------------
                                    Its:  Senior Vice President
                                        ------------------------
                                    STERLING HOUSE CORPORATION,
                                    A KANSAS CORPORATION



                                    By:  /s/ Mark W. Ohlendorf
                                       -------------------------
                                    Its: Vice President
                                        ------------------------


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                                  EXHIBIT "A"

                               SCHEDULE OF LEASES

 1. ARVADA, COLORADO. That certain Lease dated as of August 15, 1997, between LTC Properties, Inc., a Maryland corporation (hereinafter "LTC"), as lessor, and Sterling House Corporation, a Kansas corporation (hereinafter "SHC"), as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Arvada and located in the City of Arvada, State of Colorado, and as assigned from SHC to Alternative Living Services, Inc., a Delaware corporation ("ALS") pursuant to that certain Assignment and Assumption of Lease dated July 21, 1998.

2. GREELEY, COLORADO. That certain Lease dated as of July 31, 1997, as amended by that certain Amendment to Lease dated May 1, 1998, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Greeley and located in the City of Greeley, State of Colorado, and as assigned from SHC to ALS pursuant to that certain Assignment and Assumption of Lease dated July 21, 1998.

3. LONGMONT, COLORADO. That certain Lease dated as of April 3, 1998, as amended by that certain Amendment to Lease dated April 30, 1998, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Longmont and located in the City of Longmont, State of Colorado, and as assigned from SHC to ALS pursuant to that certain Assignment and Assumption of Lease dated July 21, 1998.

4. LOVELAND, COLORADO. That certain Lease dated as of September 5, 1997, as amended by that certain Amendment to Lease dated May 1, 1998, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Loveland and located in the City of Loveland, State of Colorado, and as assigned from SHC to ALS pursuant to that certain Assignment and Assumption of Lease dated July 21, 1998.

5. BLUEWATER BAY, FLORIDA. That certain Lease dated as of June 2, 1998, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Bluewater Bay and located in the City of Bluewater Bay, State of Florida.

6.   FORT MYERS, FLORIDA. That certain Lease dated as of March 30, 1998, as

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amended by that certain Amendment to Lease dated April 30, 1998, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Fort Myers and located in the City of Fort Myers, State of Florida.

7. SPRING HILL, FLORIDA. That certain Lease dated as of June 12, 1998, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Spring Hill and located in the City of Spring Hill, State of Florida.

8. TALLAHASSEE, FLORIDA. That certain Lease dated as of April 23, 1998, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Tallahassee and located in the City of Tallahassee, State of Florida.

9. DODGE CITY, KANSAS. That certain Lease dated as of December 22, 1995, as amended by that certain Amendment to Lease dated June 25, 1996, between Kansas-LTC Corporation, a Delaware corporation (formerly known as Coronado Corporation) (hereinafter "Kansas-LTC") as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Dodge City and located in the City of Dodge City, State of Kansas.

10. GREAT BEND, KANSAS. That certain Lease dated as of December 22, 1995, and amended by that certain Amendment to Lease dated June 25, 1996, between Kansas-LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Great Bend and located in the City of Great Bend, State of Kansas.

11. MCPHERSON, KANSAS. That certain Lease dated as of December 22, 1995, as amended by that certain Amendment to Lease dated June 25, 1996, between Kansas-LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of McPherson and located in the City of McPherson, State of Kansas.

12. SALINA, KANSAS. That certain Lease dated as of December 22, 1995, as amended by that certain Amendment to Lease dated June 25, 1996, between Kansas-LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Salina and located in the City of Salina, State of Kansas.

13. GREENVILLE, NORTH CAROLINA. That certain Lease dated as of June 2, 1998, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling

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House of Greenville and located in the City of Greenville, State of North
Carolina.

14. ROCKY MOUNT, NORTH CAROLINA. That certain Lease dated as of July 17, 1998, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Rocky Mount and located in the City of Rocky Mount, State of North Carolina.

15. SHELBY, NORTH CAROLINA. That certain Lease dated as of April 23, 1998, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Shelby and located in the City of Shelby, State of North Carolina.

16. SPRINGFIELD, OHIO. That certain Lease dated as of August 8, 1997, as amended by that certain Amendment to Lease dated May 1, 1998, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Springdale and located in the City of Springfield, State of Ohio.

17. ADA, OKLAHOMA. That certain Lease dated as of December 27, 1996, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Ada and located in the City of Ada, State of Oklahoma.

18. DURANT, OKLAHOMA. That certain Lease dated as of April 21, 1997, as amended by that certain Amendment to Lease" dated February 27, 1998, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Durant and located in the City of Durant, State of Oklahoma.

19. EDMOND, OKLAHOMA. That certain Lease dated as of August 29, 1997, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Santa Fe Square and located in the City of Edmond, State of Oklahoma.

20. TULSA, OKLAHOMA (MINGO ROAD). That certain Lease dated as of February 28, 1996, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Tulsa-Mingo and located in the City of Tulsa, State of Oklahoma.

21. TULSA, OKLAHOMA. That certain Lease dated as of June 13, 1997, as amended by that certain Amendment to Lease dated May 1, 1998, between LTC, as lessor, and SHC, as lessee, demising certain real property improved


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with an assisted living facility commonly known as Sterling House of Tulsa and located in the City of Tulsa, State of Oklahoma.

22. WEATHERFORD, OKLAHOMA. That certain Lease dated as of August 29, 1997, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Legacy Square and located in the City of Weatherford, State of Oklahoma.

23. SUMTER, SOUTH CAROLINA. That certain Lease dated as of July 16, 1998, between LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Sumter and located in the City of Sumter, State of South Carolina.

24. SAN ANTONIO, TEXAS (MALTSBERGER). That certain Lease dated as of June 13, 1997, as amended by that certain Amendment to Lease dated May 1, 1998, between Texas-LTC Limited Partnership, a Texas Limited Partnership (hereinafter "Texas-LTC"), as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of San Antonio Maltsberger and located in the City of San Antonio, State of Texas.

25. SAN ANTONIO, TEXAS. That certain Lease dated as of May 1, 1997, between Texas-LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of San Antonio and located in the City of San Antonio, State of Texas.

26. TYLER, TEXAS. That certain Lease dated as of December 27, 1996, between Texas-LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Tyler and located in the City of Tyler, State of Texas.

27. WACO, TEXAS. That certain Lease dated as of June 13, 1997, and amended by that certain amendment entitled "Amendment to Lease" dated May 1, 1998, between Texas-LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Waco and located in the City of Waco, State of Texas.

28. WATAUGA, TEXAS. That certain Lease dated as of August 29, 1997, between Texas-LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Savannah Square Watauga and located in the City of Watauga, State of Texas.

29. WICHITA FALLS, TEXAS. That certain Lease dated as of December 27,

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1996, between Texas-LTC, as lessor, and SHC, as lessee, demising certain real property improved with an assisted living facility commonly known as Sterling House of Wichita Falls and located in the City of Wichita Falls, State of Texas.








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